SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2007

Citigroup Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9924 (Commission File Number)	52-1568099 (IRS Employer Identification No.)

399 PARK AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)	10043 (Zip Code)

Registrant's telephone number, including area code: (212) 559-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement.

On October 31, 2007, Citigroup Inc. (“Citigroup”) announced that Citigroup Japan Holdings Ltd., a wholly-owned subsidiary of Citigroup (“Citigroup Japan Holdings”), and Nikko Cordial Corporation (“Nikko Cordial”) have entered into a definitive share exchange agreement (the “Share Exchange Agreement”) to reflect the final terms of the previously announced share exchange transaction in which Nikko Cordial will become a 100%-owned subsidiary of Citigroup Japan Holdings. Subject to the approval by Nikko Cordial shareholders at the extraordinary general meeting of shareholders scheduled for December 19, 2007, the effective date of the share exchange is scheduled for January 29, 2008.

Under the terms of the Share Exchange Agreement, Nikko Cordial’s shareholders, other than Citigroup Japan Holdings, will be entitled to receive Citigroup shares. The exchange ratio (to be based on an expected value of ¥1,700 per Nikko Cordial share) will be determined using the average volume-weighted average prices of Citigroup shares on the New York Stock Exchange, subject to a minimum average of $37.00 and a maximum average of $58.00, during the period commencing on (and including) January 15, 2008 and ending on (and including) January 17, 2008 and converted to yen using the average dollar to yen exchange rate for that same period. Nikko Cordial shareholders who would otherwise be entitled to receive a fraction of less than one whole Citigroup share as part of the share exchange will instead receive cash in lieu of that fractional share.

Item 8.01	Other Events.

Citigroup also announced its agreement with Nikko Cordial on the following additional items: (i) Citigroup has committed to announce its earnings for the quarter and year ending December 31, 2007 by the opening of trading in New York on January 15, 2008; (ii) at the Nikko Cordial extraordinary meeting of shareholders scheduled for December 19, 2007, Nikko Cordial shareholders will be asked to approve a change in Nikko Cordial’s fiscal year end to December 31 (from March 31), beginning with the fiscal year ending December 31, 2007; and (iii) pending completion of the share exchange, Nikko Cordial has agreed not to declare or pay any dividends on Nikko Cordial shares after the dividend for the quarter ended September 30, 2007.

A copy of the press release announcing the share exchange agreement is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Share Exchange Agreement, dated October 31, 2007, by and between Citigroup Japan Holdings Ltd. and Nikko Cordial Corporation (English Translation).
99.1	Press Release, dated October 31, 2007, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2007

CITIGROUP INC.
By:	/s/ Michael S. Helfer
Name: Michael S. Helfer Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Exchange Agreement, dated October 31, 2007, by and between Citigroup Japan Holdings Ltd. and Nikko Cordial Corporation (English Translation).
99.1	Press Release, dated October 31, 2007, issued by Citigroup Inc.